EXHIBIT 11.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditor’s Report, dated June 10, 2024 on the consolidated financial statements of Legion Capital Corporation for the year ended December 31, 2023, in the Legion Capital Corporation Annual Report on Form 1-K/A Amendment No. 1.

Tampa, Florida

December 17, 2024